Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA SECOND QUARTER 2023

2Q 2023 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 21, 24 and 25 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions and Financing Receivables 5 Mortgage and Mezzanine Loan Originations 6 Joint Ventures 7 Purchase Options and Renovations & Expansions 8 PORTFOLIO Overview 9-10 Diversification Operators 11-12 Maturity 13 Geography, MSA, Age of Portfolio 14-15 Real Estate Investments Metrics 16 FINANCIAL Enterprise Value 17 Debt Metrics 18 Debt Maturity 19 Financial Data Summary 20-21 Consolidated Statements of Income 22 Consolidated Balance Sheets 23 Funds from Operations 24-25 ESG and GLOSSARY ESG (Environmental, Social & Governance) 26-27 Glossary 28-29 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



MANDI HOGAN
Senior Vice President
of Marketing, Investor
Relations and ESG



PETER LYEW
Vice President,
Director of Tax



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller



ERIC SMITH
Vice President
of Facilities and
Capital Projects

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Director
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
JAMES PIECZYNSKI	Investment Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

STEVEN VALIQUETTE	Barclays
JUAN SANABRIA	BMO Capital Markets Corp.
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.
CONNOR SIVERSKY	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

2Q 2023 SUPPLEMENTAL REPORT 3

2Q 2023 SUPPLEMENTAL REPORT Million $ 415.0 Total Sales (2) INVESTMENTS I 4 Million 190.8 Total Gains $ Billion $ 1.4 Total Investments (1) MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2014 (FROM JANUARY 1, 2014 THROUGH JULY 27, 2023) $176.4 $257.9 $74.3 $39.1 $0.0 $11.8 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2023 Investments Sales Loan Payoffs & JV Redemptions (1) Represents total investments. (2) Reflects total sales price. Million 83.2 Total Loan Payoffs and JV Redemptions $

REAL ESTATE ACTIVITIES – ACQUISITIONS AND FINANCING RECEIVABLES - 2022-2023 YTD

(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022 4/1	4	SNF	339 beds	Various cities in TX	Ignite Medical Resorts	2017-2018	8.00%	$ 51,534 (1)
2023 6/1	1	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	2019-2022	8.25%	$ 54,134 (2)

(1) The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. The contractual rent in 2023 is approximately $4,300. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, we provided a 10-year working capital loan at 8.00% for the first year increasing to 8.25% for the second year then increasing annually with the lease rate. At June 30, 2023, the working capital loan had an outstanding balance of $642.

(2) We contributed $45,000 to a $54,134 joint venture ("JV") for the purchase of an independent living, assisted living and memory care campus in Ohio. The seller, LTC's JV partner, has the option to purchase the campus during the third and fourth lease years, with an exit IRR of 9.75%. The campus was leased to Encore Senior Living ("Encore") under a 10-year term at an initial yield of 8.25% on LTC's allocation of the JV investment. We committed to fund $2,100 of lease incentives under the new lease. Rent is expected to be approximately $3,900 per year. See Consolidated Joint Ventures on page 7 for further discussion.

FINANCING RECEIVABLES[1]

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF BEDS/UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022 9/8	3	SNF	299 beds	Various cities in FL	PruittHealth	2018-2021	7.25%	$ 75,825 (2)
2023 1/5	11	ALF/MC	523 units	Various cities in NC	ALG Senior	1988-2018	7.25%	121,321 (3)

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We entered into a JV with an affiliate of PruittHealth, Inc. ("PruittHealth") and contributed $61,661 into the JV that purchased three skilled nursing centers. The JV leased the centers to PruittHealth under a 10-year master lease, with two five-year renewal options and provided PruittHealth with a purchase option, exercisable at the beginning of the fourth year through the end of the fifth year. LTC expects to record consolidated GAAP and cash interest income from financing receivables during 2023 of $5,620 and $5,615, respectively. See Consolidated Joint Ventures on page 7.

(3) We entered into a JV with an affiliate of ALG Senior and contributed $117,490 into the JV that purchased 11 assisted living and memory care communities. The JV leased the communities to an affiliate of ALG Senior under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year, and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any portion of the properties being purchased. LTC expects to record consolidated GAAP and cash rent interest income from financing receivable during 2023 of $9,706 and $8,796, respectively. See Consolidated Joint Ventures on page 7.

2Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS I 5

REAL ESTATE ACTIVITIES – MORTGAGE & MEZZANINE LOAN ORIGINATIONS - 2022-2023 YTD
(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE		# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
2022	5/5	4	ALF	217 units	Various cities in NC	ALG Senior	Jun-2026	7.25% (1)	$ 35,074	$ 33,842	$ 1,232 (1)
	5/5	– (2)	OTH	N/A	Mills River, NC	ALG Senior	Jun-2026	7.25%	826	826	–
		4		217 units					$ 35,900	$ 34,668	$ 1,232
2023	1/5	1	MC	45 units	Canton, NC	ALG Senior	Jan-2025	7.25% (3)	$ 10,750	$ 10,750	$ –
	2/16	1	ILF/ALF/MC	203 units	Atlanta, GA	Galerie Management	Oct-2024	7.50% (4)	51,111	51,111	–
	6/2	1	SNF	150 beds	Hanover Park, IL	Ignite Medical Resorts	Jun-2028	8.75%	16,500	16,500	–
		3		248 units/150 beds					$ 78,361	$ 78,361	$ –

(1) The initial rate is 7.25% with an 8.00% IRR. The initial additional commitment is for working capital, which was undrawn and expired in May 2023.
(2) Represents a mortgage loan on a parcel of land adjacent to one of the assisted living communities secured under the $35,074 ALG mortgage loan. The land is being held for the future development of a seniors housing community. The initial rate is 7.25% with an 8.00% IRR.
(3) The initial rate is 7.25% with a 9.00% IRR.
(4) Invested in an existing mortgage loan refinancing certain existing banks and our outstanding $7,461 mezzanine loan originated in 4Q18. The initial rate is 7.5% yield with a 7.75% IRR. We expect to record GAAP and cash interest income from this mortgage loan during 2023 of $3,441.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION
2022	5	ILF/ALF/MC	621 units	Various cities in OR & MT	The Springs Living	May-2027 (1)	8.00% (1)	$ 25,000
2023	1	ILF/ALF/MC	130 units	Alpharetta, GA	Galerie Management	Jun-2028 (2)	8.75%	$ 17,000

(1) The loan includes two 12-month extension options. The initial cash rate is 8.00% with a 11.00% IRR. Our investment represents approximately 12.00% of the total investment.
(2) The loan is interest only. The initial cash rate is 8.75% with a 12.00% IRR. Our investment represents approximately 74% of the estimated project cost. The loan will also be utilized for the construction of 89 additional units. See Operator Update on page 12 for further discussion.

2Q 2023 SUPPLEMENTAL REPORT INVESTMENTS I 6

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	UDP-ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
	2		362 units					$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. The property opened in December 2021 and occupancy was 81% at June 30,2023. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 14.00%. Our investment represents 11.00% of the total estimated project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and prior to the end of the first renewal term of the lease. The estimated project completion is 3Q23.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC COMMITMENT	LTC CONTRIBUTION
2017	ILF/ALF/MC	110 units	Cedarburg, WI	Tealwood Senior Living	Owned Real Estate	$ 22,244	$ 2,305	—	$ 19,939
2017	ALF	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	11,660	1,241	—	10,419
		197 units				33,904	3,546	—	30,358
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	18,978	1,090	—	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	14,651	2,907	—	11,744
		167 units				33,629	3,997	—	29,632
2022	SNF	299 beds	Various cities in FL	PruittHealth	Owned Real Estate(2)	75,986	14,325	—	61,661
2023	ALF/MC	523 units	Various cities in NC	ALG Senior	Owned Real Estate(3)	121,321	3,831	—	117,490
2023	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate(4)	56,234	9,134	2,100	45,000
		765 units				177,555	12,965	2,100	162,490
		1,129 units/299 beds				$ 321,074	$ 34,833	$ 2,100	$ 284,141

(1) Represents a single joint venture with ownership in two properties.

(2) We entered into a JV with an affiliate of PruittHealth and the JV purchased three skilled nursing centers. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See further discussion of the PruittHealth financing receivable on page 5.

(3) We entered into a JV with an affiliate of ALG Senior to purchase 11 assisted living/memory care communities. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See further discussion of the ALG Senior financing receivable on page 5.

(4) See Acquisitions on page on page 5 for further discussion.

2Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS I 7

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS AND RENOVATIONS & EXPANSIONS
(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

STATE	# OF PROPERTIES	PROPERTY TYPE	GROSS INVESTMENTS	ANNUALIZED GAAP REVENUE	OPTION WINDOW
California	2	ALF/MC	$ 38,895	$ 2,876	2023-2029
Florida	1	MC	7,680	664	2029
Florida	3	SNF	76,734	5,618	2025-2027 (1)
Nebraska	3	ALF	7,633	660	TBD (2)
North Carolina	11	ALF/MC	121,321	9,706	2025-2028 (1)
Ohio	1	MC	16,161	—	2024-2025
Ohio	1	ILF/ALF/MC	54,437	3,900	2025-2027 (3)
South Carolina	1	ALF/MC	11,680	907	2029
Tennessee	2	SNF	5,275	845	2023-2024 (4)
Texas	4	SNF	51,837	4,432	2027-2029 (5)
Total	29		$ 391,653	$ 29,608	

(1) See Financing Receivables on page 5 for further discussion.
(2) Subject to the properties achieving certain coverage ratios.
(3) See Acquisitions on page 5 for further discussion.
(4) See Operator Update on page 12 for further discussion.
(5) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	2Q23 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— (1)	2018	1	SNF	Renovation	Grand Haven, MI	Prestige Healthcare	9.41%	$ 3,000	$ 31	$ 1,807	$ 1,193 (1)
— (2)	2021	1	ALF/MC	Expansion	Ocala, FL	Pointe Group Care	7.75%	4,177	1,258	3,988	189
— (3)	2021	13	ILF/ALF/MC	Renovation	Various cities in NC and SC	ALG Senior	7.25%	6,098	—	3,702	2,396
		15						$ 13,275	$ 1,289	$ 9,497	$ 3,778

(1) This renovation project has been completed and the remaining commitment expired on June 1, 2023 and will not be funded.
(2) This commitment is part of a $16,707 loan commitment for the construction of a memory care addition to the property. Interest payment increases upon each funding.
(3) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.

2Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS I 8

PORTFOLIO OVERVIEW
(AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED JUNE 30, 2023		
BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	REVENUES[1]	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	148	$ 1,421,260	65.8%	$ 113,809	66.1%	Rental Income
Financing Receivables	14	198,056	9.1%	9,344	5.5%	Interest Income from Financing Receivables
Mortgage Loans	44	476,739	22.0%	44,036	25.5%	Interest Income from Mortgage Loans
Notes Receivable[2]	5	46,412	2.2%	3,523	2.0%	Interest and Other Income
Unconsolidated Joint Ventures	1	19,340	0.9%	1,504	0.9%	Income from Unconsolidated Joint Ventures
Total	212	$ 2,161,807	100.0%	$ 172,216	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living[2]	134	$ 1,146,827	53.0%
Skilled Nursing	77	987,188	45.7%
Other[3]	1	14,792	0.7%
Under Development	—	13,000	0.6%
Total	212	$ 2,161,807	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) See Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023.
(3) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.

GROSS INVESTMENT BY INVESTMENT TYPE


Mortgage Loans*
22.0%
Financing Receivables
9.1%
Notes Receivable
2.2%
Unconsolidated
Joint Ventures
0.9%
Owned Portfolio
65.8%

*Weighted average maturity @ 6/30/23 – 12.3 years


29
Operators
29
States
212 Properties

GROSS INVESTMENT BY PROPERTY TYPE


Skilled Nursing
45.7%
Assisted Living
53.0%
Other
0.7%
Under
Development
0.6%

2Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 9

PORTFOLIO OVERVIEW – DETAIL
(AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

TRAILING TWELVE MONTHS ENDED JUNE 30, 2023

OWNED PORTFOLIO	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1]	% OF TOTAL REVENUES
Assisted Living	97	$ 817,781	37.8%	$ 53,992	31.4%
Skilled Nursing	50	591,474	27.4%	58,814	34.1%
Other	1	12,005	0.6%	1,003	0.6%
Total	148	$ 1,421,260	65.8%	$ 113,809	66.1%

FINANCING RECEIVABLES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING INCOME[1]	% OF TOTAL REVENUES
Assisted Living	11	$ 121,321	5.6%	$ 4,772	2.8%
Skilled Nursing	3	76,735	3.5%	4,572	2.7%
Total	14	$ 198,056	9.1%	$ 9,344	5.5%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[1]	% OF TOTAL REVENUES
Assisted Living	20	$ 169,284	7.8%	$ 9,996	5.8%
Skilled Nursing	24	304,668	14.1%	33,835	19.6%
Other	—	2,787	0.1%	205	0.1%
Total	44	$ 476,739	22.0%	$ 44,036	25.5%
REAL ESTATE INVESTMENTS	206	$ 2,096,055	96.9%	$ 167,189	97.1%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[1]	% OF TOTAL REVENUES
Assisted Living[2]	5	$ 32,101	1.5%	$ 2,839	1.6%
Skilled Nursing	—	14,311	0.7%	684	0.4%
Total	5	$ 46,412	2.2%	$ 3,523	2.0%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME[1]	% OF TOTAL REVENUES
Assisted Living	1	$ 6,340	0.3%	$ 450	0.3%
Under Development	—	13,000	0.6%	1,054	0.6%
Total	1	$ 19,340	0.9%	$ 1,504	0.9%
TOTAL INVESTMENTS	212	$ 2,161,807	100.0%	$ 172,216	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) See Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023.

RENTAL INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
31.4%
34.1%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)



10.0%
5.0%
0.0%
2.8%
2.7%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
5.8%
19.2%
0.1%
ALF
SNF
OTH

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)



10.0%
5.0%
0.0%
1.6%
0.4%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



10.0%
5.0%
0.0%
0.3%
0.6%
ALF
SNF

2Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 10

PORTFOLIO DIVERSIFICATION – 29 OPERATORS

(AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH[(1)(2)]	%	ANNUALIZED CONTRACTUAL CASH[(1)(2)(3)]	%	ANNUALIZED GAAP[(1)(3)]	%	GROSS INVESTMENT	%
Prestige Healthcare [(5)]	24	$ 24,261	14.0%	$ 27,861	15.5%	$ 32,626	17.7%	$ 272,818	12.6%
ALG Senior	42	17,980	10.4%	17,980	10.0%	19,234	10.4%	307,891	14.2%
Brookdale Senior Living [(5)]	35	15,418	8.9%	15,418	8.6%	15,413	8.4%	106,921	5.0%
Anthem Memory Care [(5)]	12	10,800	6.2%	10,800	6.0%	10,790	5.9%	155,867	7.2%
HMG Healthcare [(4)]	13	10,592	6.1%	10,592	5.9%	10,583	5.7%	176,285	8.2%
Carespring Health Care Management	4	10,506	6.1%	10,506	5.8%	11,195	6.1%	102,940	4.8%
Ignite Medical Resorts	7	9,274	5.3%	9,274	5.2%	9,274	5.0%	105,445	4.9%
Ark Post Acute Network	7	9,110	5.2%	9,110	5.1%	8,257	4.5%	71,742	3.3%
Genesis Healthcare	6	9,002	5.2%	9,002	5.0%	9,002	4.9%	50,173	2.3%
Fundamental	5	7,840	4.5%	7,840	4.4%	6,944	3.8%	65,798	3.0%
All Others [(5)(6)]	57	48,825	28.1%	51,355	28.5%	51,076	27.6%	745,928	34.5%
	212	$ 173,608	100.0%	$ 179,738	100.0%	$ 184,394	100.0%	$ 2,161,808	100.0%

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income.
(2) The difference between annualized actual cash and annualized contractual cash is due to deferred rent and interest payments and abatements provided in June 2023.
(3) The difference between annualized contractual cash and annualized GAAP is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 20.
(4) Includes annual cash rent of $8,000 and annual GAAP rent of $7,991 from the HMG 11 skilled nursing centers portfolio master lease in 2023.
(5) See Operator Update on page 12 for further discussion.
(6) See Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023.

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	79 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	149 Properties	7 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	672 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	18 Properties	7 States
HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States

CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	17 Properties	2 States
IGNITE	Privately Held	SNF/ALF	19 Properties	6 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States
FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	71 Properties	7 States

2Q 2023 SUPPLEMENTAL REPORT

PORTFOLIO I 11

2Q 2023 SUPPLEMENTAL REPORT PORTFOLIO I 12 REVENUE UPDATES During 2Q23, we deferred, net of repayments, 0.8% or $300 of contractual rent and mortgage interest income. We collected 97.5% or $36,685 of contractual rent and mortgage interest income and provided 1.7% or $645 of abated rent to an existing operator. We provided $215 of abated rent in July 2023 and agreed to provide rent abatements up to $215 per month in August through December of 2023, pursuant to a master lease covering two assisted living communities. We are evaluating options for these communities. We agreed to defer up to $1,500, or up to $300 per month for May through September 2023, in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan which are operated by Prestige Healthcare. We deferred $600 in interest payments during 2Q23 and deferred $300 in interest payments in July 2023. Medicaid rates are expected to increase effective October 1st and retroactive rate settlements related to prior years are expected to be paid in 4Q23 and 4Q24. We are continuing to work with Prestige to assess the impact of the rate increases and settlement payments on this portfolio in light of the continued occupancy challenges. In regard to our transitioned ALF portfolios with quarterly market-based rent resets, we expect to receive $720 in rent during 2023. For our transitioned SNF portfolio to HMG with quarterly market-based resets, we expect to receive $8,000 in rent during 2023. Anthem paid us the agreed upon annual cash rent of $10,800 in each of 2022 and 2021 and we expect to receive $10,800 of annual cash rent from Anthem during 2023. During 1Q23, we transitioned a 60-unit memory care community located in Ohio to Anthem. Under a new two-year lease, no rent was paid through May 2023, after which cash rent is based on mutually agreed upon fair market rent. The first quarterly rent for the period June through August 2023 was set at $45 and is payable in August 2023, at which time rent will be reset for the following three months. Anthem is current on agreed upon rent payments through July 2023. We receive regular financial performance updates from Anthem and continue to monitor their performance obligations under the master lease agreement. During 2Q23, we transitioned a portfolio of eight assisted living communities with a total of 500 units in Illinois, Ohio and Michigan to Encore Senior Living (“Encore”). We agreed to provide assistance in 2Q23 to the former operator of this portfolio and as part of the transition, we received repayment of $1,250 of deferred rent which represents $934 of April and May 2023 deferred rent and $316 of unrecorded deferred rent provided in 2022. Cash rent under the new two-year lease with Encore is based on mutually agreed upon fair market rent beginning in month four of the lease (September 2023). PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) LEASE RENEWALS REAL ESTATE SALES Brookdale elected not to exercise its renewal option under a master lease that matures on December 31, 2023. Brookdale is obligated to pay rent on the portfolio of 35 assisted living communities through maturity. We plan to sell 14 of the 35 properties in the Brookdale portfolio, while re-leasing the remaining assets. We estimate net proceeds, after transaction costs and seller financing, between $35,000 to $40,000 from these sales and we expect to replace the rent currently generated by our Brookdale portfolio through a combination of pre-invested sales proceeds during the first half of 2023 and re-leasing the remaining properties. Brookdale is current on rent payments through July 2023. During 2Q23, a master lease covering two skilled nursing centers that was scheduled to mature in 2023 was renewed for another two years extending the maturity to December 2025. The master lease was renewed at the contractual annual cash rent of $1,005 increasing 2.5% per year. The amended master lease provides the lessee with a purchase option available through December 31, 2024. The centers have a total of 141 beds and are located in Tennessee. Entered into an agreement to sell two assisted living communities in Pennsylvania with a total of 130 units for $11,500. The sale is expected to close during 3Q23. Accordingly, we anticipate recording a gain on sale of approximately $5,200 from these non-revenue producing assets. SUBSEQUENT TO JUNE 30, 2023 Originated a $17,000 mezzanine loan with an affiliate of Galerie Living. The mezzanine loan was utilized to recapitalize an existing 130-unit assisted living, memory care and independent living campus in Georgia, as well as the construction of 89 additional units. The existing campus was built in 2020 and is 95% occupied. The loan term is five years at an initial yield of 8.75% and an IRR of 12.0%.

PORTFOLIO DIVERSIFICATION - MATURITY

(AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME[(1)(2)(4)]	% OF TOTAL	FINANCING INCOME[(1)]	% OF TOTAL	MORTGAGE INTEREST INCOME[(1)]	% OF TOTAL	OTHER NOTES INCOME[(1)]	% OF TOTAL	UNCONSOLIDATED JV INCOME[(1)(3)]	% OF TOTAL	ANNUALIZED GAAP INCOME[(1)]	% OF TOTAL
2023	$ 15,848 [(4)]	13.8%	$ —	—	$ —	—	$ 19	0.5%	$ —	—	$ 15,867	8.6%
2024	9,618 [(2)]	8.4%	—	—	6,341	13.0%	541	13.1%	—	—	16,500	9.0%
2025	8,455	7.4%	—	—	6,658	13.7%	—	—	—	—	15,113	8.2%
2026	18,352	16.0%	—	—	2,746	5.6%	—	—	—	—	21,098	11.4%
2027	11,340	9.9%	—	—	—	—	3,375	81.7%	—	—	14,715	8.0%
2028[(5)]	4,095	3.6%	—	—	1,464	3.0%	—	—	—	—	5,559	3.0%
2029	7,387	6.4%	—	—	—	—	—	—	—	—	7,387	4.0%
2030	3,351	2.9%	—	—	—	—	125	3.0%	—	—	3,476	1.9%
Thereafter	36,247	31.6%	15,324	100.0%	31,532	64.7%	72	1.7%	1,504	100.0%	84,679	45.9%
Total	$ 114,693	100.0%	$ 15,324	100.0%	$ 48,741	100.0%	$ 4,132	100.0%	$ 1,504	100.0%	$ 184,394	100.0%



RENTAL
FINANCING
INTEREST
OTHER NOTES
JV
(As a % of Total Annualized GAAP Income)
40.0%
20.0%
0.0%
8.6%
5.2%
3.5%
0.3%
4.6%
3.6%
9.9%
1.5%
6.2%
1.8%
2.2%
0.8%
4.0%
1.8%
0.1%
19.6%
17.1%
8.3%
0.8%
0.1%
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Near Term Maturities:

- Three leases and one loan in 2023 with an annualized GAAP income totaling $15.9 million[(4)]
- Four leases and five loans in 2024 with an annualized GAAP income totaling $16.5 million
- Five leases and four loans in 2025 with an annualized GAAP income totaling $15.1 million
- As of June 30, 2023, approximately 93% of owned properties are covered under master leases and approximately 92% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP income definition in the Glossary and (3) below.
(2) Includes annual GAAP rent of $7,991 from HMG 11 skilled nursing centers portfolio master lease in 2023.
(3) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date.
(4) One of the four lease maturities is Brookdale which represents 97% of the annualized GAAP income maturing in 2023. Brookdale elected not to exercise its renewal option under a master lease that matures on December 31, 2023. See page 12 for further discussion regarding the remaining 3%.
(5) See Mezzanine Loans on page 6 and Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023.

2Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO | 13

2Q 2023 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) 29 STATES * Behavioral health care hospital SNF (77) ALF (134) OTH* (1) LAND (5) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 20 1 1 3 1 2 4 2 1 3 6 17 33 2 6 8 3 8 3 13 5 6 1 22 2 5 7 1 1 2 1 2 5 2 2 MI 1 1 LA 2 Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State (1) See Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023. 1 (1)

2Q 2023 SUPPLEMENTAL REPORT 47.5% 19.1% 24.3% 6.1% 3.0% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 20 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2021, as estimated by the United States Census Bureau. Approximately 67% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 15 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (29 STATES) (AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPS % ALF % SNF % UDP % % Texas 37 328,517 $ 15.4% 73,137 $ 6.4% 255,380 $ 26.2% — $ — — $ — Michigan 24 281,210 13.1% 21,446 1.9% 258,821 26.6% — — 943 6.4% North Carolina 33 233,301 10.9% 232,475 20.4% — — — — 826 5.6% Florida 13 146,019 6.8% 36,420 3.2% 109,599 11.3% — — — — Ohio 10 142,206 6.6% 87,982 7.7% 54,224 5.6% — — — — Wisconsin 8 114,838 5.4% 100,892 8.8% 13,946 1.4% — — — — Colorado 13 105,296 4.9% 105,296 9.2% — — — — — — Illinois 6 105,014 4.9% 88,514 7.8% 16,500 1.7% — — — — California 4 69,699 3.3% 52,067 4.6% 17,632 1.8% — — — — Georgia(3) 65,663 2 3.1% 65,663 5.8% — — — — — — All Others 62 548,632 25.6% 275,833 24.2% 246,775 25.4% 13,000 100.0% 13,024 88.0% Total 212 2,140,395 $ 100.0% 1,139,725 $ 100.0% 972,877 $ 100.0% 13,000 $ 100.0% 14,793 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $21,412 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use, one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and one parcel of land securing a first mortgage held for future development of a seniors housing community. (3) See Operator Update on page 12 for discussion related to a mezzanine loan origination subsequent to June 30, 2023

2Q 2023 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after October 1, 2021. (2) The coverage and occupancy levels at our properties may be adversely affected if COVID-19 or another pandemic results in infections on a large scale at our properties, early resident move-outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or residents delay or postpone elective surgeries at hospitals. ASSISTED LIVING SKILLED NURSING 1.22 1.42 1.70 1.90 70.4% 71.3% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 4Q22 1Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.91 0.95 1.14 1.18 79.2% 79.9% 70.0% 80.0% 90.0% 100.0% 0.00x 0.50x 1.00x 1.50x 4Q22 1Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 1Q23 normalized EBITDAR and EBITDARM coverages were 1.07x and 1.54x, respectively, and 1.03x and 1.51x, respectively, for 4Q22. Occupancy represents the average TTM occupancy. For the 93% of the reported SPP SNF, average monthly occupancy was 72% in June 2023, 73% in March 2023 and 71% in January 2023. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 1Q23 normalized EBITDAR and EBITDARM coverages were 0.82x and 1.05x, respectively, and 0.79x and 1.01x, respectively, for 4Q22. See definition of Coronavirus Stimulus Funds on Page 28. Occupancy represents the average TTM occupancy. For the 96% of the reported SPP ALF, spot occupancy was 83% at June 30, 2023, 82% at March 31, 2023 and 82% at January 31, 2023. PORTFOLIO I 16 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH MARCH 31, 2023 AND DECEMBER 31, 2022) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2)

2Q 2023 SUPPLEMENTAL REPORT JUNE 30, 2023 Revolving line of credit - WA rate 6.4% (1) $ 326,350 Term loans, net of debt issue costs - WA rate 2.7% (2) 99,583 Senior unsecured notes, net of debt issue costs - WA rate 4.2% (3) 527,456 Total debt - WA rate 4.8% 953,389 41.1% No. of shares Common stock 41,408,693 33.02 $ (4) 58.9% 1,367,315 Total Market Value 1,367,315 $ 2,320,704 100.0% Add: Non-controlling interest 34,949 Less: Cash and cash equivalents (7,026) $ 2,348,627 Debt to Enterprise Value 40.6% Debt to Annualized Adjusted EBITDAre (5) 6.1x CAPITALIZATION DEBT EQUITY Closing Price 6/30/2023 TOTAL VALUE ENTERPRISE VALUE (1) Subsequent to June 30, 2023, we borrowed an additional $34,000 under our unsecured revolving line of credit. Accordingly, we have $360,350 outstanding with $39,650 available for borrowing under our revolving line of credit. (2) Represents outstanding balance of $100,000, net of debt issue costs of $417. (3) Represents outstanding balance of $528,820, net of debt issue costs of $1,364. Subsequent to June 30, 2023, we paid $17,160 in regular scheduled principal payments under our senior unsecured notes. Accordingly, we have $510,296 outstanding under our senior unsecured notes, net of debt issue costs. (4) Closing price of our common stock as reported by the NYSE on June 30, 2023. (5) See page 21 for reconciliation of annualized adjusted EBITDAre. FINANCIAL I 17 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

2Q 2023 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) 35.8% 29.8% 38.4% 34.9% 37.4% 34.2% 42.1% 40.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2020 2021 2022 2Q23 4.4x 4.9x 6.0x 4.4x 5.6x 4.3x 6.1x 3.5x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2020 2021 2022 2Q23 (1) Subsequent to June 30, 2023, we borrowed an additional $34,000 under our unsecured revolving line of credit. Accordingly, we have $360,350 outstanding with $39,650 available for borrowing under our revolving line of credit. $89,900 $110,900 $130,000 $326,350 $510,100 $289,100 $270,000 $73,650 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2020 2021 2022 2Q23 Balance Available (1)

2Q 2023 SUPPLEMENTAL REPORT Senior Unsecured Notes 55.3% Term Loans 10.5% Revolving Line of Credit 34.2% $326,350 $50,000 $50,000 $38,160 $49,160 $49,500 $51,500 $54,500 $55,000 $63,000 $67,000 $101,000 $- $100,000 $200,000 $300,000 $400,000 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (3) FINANCIAL I 19 DEBT MATURITY (AS OF JUNE 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT(1) LOANS(2) NOTES(2)(4) TOTAL TOTAL 2023 — $ — $ 38,160 $ 38,160 $ 4.0% 2024 — — 49,160 49,160 5.1% 2025 326,350 (3) 49,500 50,000 425,850 44.6% 2026 — 50,000 51,500 101,500 10.6% 2027 — — 54,500 54,500 5.7% 2028 — — 55,000 55,000 5.8% 2029 — — 63,000 63,000 6.6% 2030 — — 67,000 67,000 7.0% Thereafter — — 101,000 101,000 10.6% Total 326,350 $ 100,000 $ (3) $ 528,820 (3) $ 100.0% 955,170 (1) Subsequent to June 30, 2023, we borrowed an additional $34,000 under our unsecured revolving line of credit. Accordingly, we have $360,350 outstanding with $39,650 available for borrowing under our revolving line of credit. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 23. (4) Subsequent to June 30, 2023, we paid $17,160 in regular scheduled principal payments under our senior unsecured notes. Accordingly, we have $510,296 outstanding under our senior unsecured notes, net of debt issue costs.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/20	12/31/21	12/31/22	6/30/23
Gross investments	$ 1,737,795	$ 1,804,435	$ 1,959,442	$ 2,161,807
Net investments	$ 1,385,414	$ 1,426,070	$ 1,562,668	$ 1,757,462
Gross asset value	$ 1,811,867	$ 1,883,190	$ 2,052,687	$ 2,262,587
Total debt [(1)]	$ 649,382	$ 722,719	$ 767,854	$ 953,389
Total liabilities [(1)]	$ 683,680	$ 759,698	$ 805,796	$ 998,627
Total equity	$ 775,806	$ 745,127	$ 850,307	$ 859,615

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	2Q23	3Q23 [(1)]	4Q23 [(1)]	1Q24 [(1)]	2Q24 [(1)]
Straight-line rent adjustment	$ (423)	$ (431)	$ (520)	$ (612)	$ (930)
Amortization of lease incentives	(230)	(172)	(195)	(198)	(198)
Effective interest - Financing receivable	240	240	191	191	191
Effective interest - Mortgage loans receivable	1,962	2,287 [(2)]	(200) [(2)]	1,252	1,237
Effective interest - Notes receivable	18 [(3)]	333	353	353	353
Total non-cash revenue components	$ 1,567	$ 2,257	$ (371)	$ 986	$ 653

(1) For leases and loans in place at June 30, 2023, including the $17,000 mezzanine loan investment subsequent to June 30, 2023 and assuming no renewals, modifications or replacements.

(2) Includes deferred interest related to Prestige Healthcare. See page 12 for further discussion.

(3) Includes cash flow participation payment on a mezzanine loan.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,		
	2023	2022	Variance	2023	2022	Variance
Cash rent	$29,014	$28,108	$ 906 [(1)]	$ 58,139	$ 55,080	$ 3,059 [(1)]
Operator reimbursed real estate tax revenue	3,176	4,019	(843) [(2)]	6,460	8,001	(1,541) [(2)]
Straight-line rent (adjustment) income	(423)	(293)	(130) [(3)]	(888)	(527)	(361) [(3)]
Amortization of lease incentives	(230)	(206)	(24)	(439)	(602)	163
Total rental income	$31,537	$31,628	$ (91)	$ 63,272	$ 61,952	$ 1,320

(1) Increase primarily due to rental income from acquisitions, rent received from transitioned portfolios and completed development projects and annual rent escalations offset by property sales.

(2) Decrease primarily due to property tax reassessment and properties sold partially offset by 2Q23 acquisition.

(3) Decrease primarily due to normal amortization.

2Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 20

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED 12/31/20	FOR THE YEAR ENDED 12/31/21	FOR THE YEAR ENDED 12/31/22	THREE MONTHS ENDED 6/30/23
Net income	$ 95,677	$ 56,224	$ 100,584	$ 6,604
Less: Gain on sale of real estate, net	(44,117)	(7,462)	(37,830)	(302)
Less: Gain on insurance proceeds	(373) (1)	–	–	–
Add: Loss on unconsolidated joint ventures	758 (2)	–	–	–
Add: Impairment loss	3,977 (3)	–	3,422 (7)	12,076 (9)
Add: Interest expense	29,705	27,375	31,437	11,312
Add: Depreciation and amortization	39,071	38,296	37,496	9,376
EBITDAre	124,698	114,433	135,109	39,066
Add: Non-recurring items	22,841 (4)	5,947 (5)	824 (8)	–
Adjusted EBITDAre	**$ 147,539**	**$ 120,380**	**$ 135,933**	**$ 39,066**
Interest expense	$ 29,705	$ 27,375	$ 31,437	$ 11,312
Add: Capitalized interest	354	–	–	–
Fixed charges	**$ 30,059**	**$ 27,375**	**$ 31,437**	**$ 11,312**
Annualized Adjusted EBITDAre				$ 156,264
Annualized Fixed Charges				$ 45,248
Debt (net of debt issue costs)	$ 649,382	$ 722,719	$ 767,854	$ 953,389
Debt to Annualized Adjusted EBITDAre	4.4x	6.0x (6)	5.6x	6.1x (6)
Annualized Adjusted EBITDAre to Fixed Charges (10)	4.9x	4.4x	4.3x	3.5x

(1) Represents the gain from insurance proceeds related to previously sold properties.
(2) Represents a loss of $758 from the sale of properties comprising an unconsolidated joint venture.
(3) Represents an impairment loss relating to a 48-unit memory care in Colorado and a 61-unit assisted living community in Florida which was sold in 1Q21.
(4) Represents the $23,029 straight-line rent receivable write-off related to Senior Lifestyle, Genesis and another operator and the Senior Lifestyle lease incentives write-off of $185 offset by the gain from insurance proceeds ($373).
(5) Represents the Senior Care settlement payment ($3,895), the straight-line rent receivable write-off ($758), the provision for credit losses on mortgage loan originations ($869), and the 50% reduction of 2021 rent and interest escalations ($425).
(6) Increase due to additional borrowings for investments.
(7) Represents an impairment loss relating to a 60-unit memory care community in Kentucky, a 70-unit assisted living community in Florida which was sold in 1Q23, and a 48-unit memory care in Colorado.
(8) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the $75,825 acquisition accounted for as a financing receivable, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator partially offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.
(9) Represents impairment loss to reduce the carrying value of two assisted living communities to their estimated fair value as a result ongoing negotiations for the potential sale these communities.
(10) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

2Q 2023 SUPPLEMENTAL REPORT
FINANCIAL I 21

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2023	2022	2023	2022
Revenues				
Rental income	$ 31,537	$ 31,628	$ 63,272	$ 61,952
Interest income from financing receivables[1]	3,830	—	7,581	—
Interest income from mortgage loans	11,926	10,097	23,170	19,733
Interest and other income	953	1,299	3,723	2,126
Total revenues	48,246	43,024	97,746	83,811
Expenses				
Interest expense	11,312	7,523	21,921	14,666
Depreciation and amortization	9,376	9,379	18,586	18,817
Impairment loss	12,076	—	12,510	—
Provision for credit losses	187	305	1,918	659
Transaction costs	91	67	208	99
Property tax expense	3,187	4,019	6,480	8,001
General and administrative expenses	6,091	5,711	12,385	11,519
Total expenses	42,320	27,004	74,008	53,761
Other Operating Income				
Gain on sale of real estate, net	302	38,094	15,675	38,196
Operating Income	6,228	54,114	39,413	68,246
Income from unconsolidated joint ventures	376	376	752	751
Net Income	6,604	54,490	40,165	68,997
Income allocated to non-controlling interests	(430)	(107)	(857)	(202)
Net income attributable to LTC Properties, Inc.	6,174	54,383	39,308	68,795
Income allocated to participating securities	(146)	(318)	(293)	(407)
Net income available to common stockholders	$ 6,028	$ 54,065	$ 39,015	$ 68,388
Earnings per common share:				
Basic	$0.15	$1.37	$0.95	$1.74
Diluted	$0.15	$1.36	$0.95	$1.73
Weighted average shares used to calculate earnings per common share:				
Basic	41,145	39,492	41,113	39,347
Diluted	41,232	39,665	41,200	39,520
Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

2Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 22

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	JUNE 30, 2023	DECEMBER 31, 2022
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 124,901	$ 124,665
Buildings and improvements	1,286,615	1,273,025
Accumulated depreciation and amortization	(393,449)	(389,182)
Operating real estate property, net	1,018,067	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023—$3,691; 2022—$2,305	6,053	10,710
Real property investments, net	1,024,120	1,019,218
Financing receivables,[1] net of credit loss reserve: 2023—$1,981; 2022—$768	196,075	75,999
Mortgage loans receivable, net of credit loss reserve: 2023—$4,761; 2022—$3,930	471,978	389,728
Real estate investments, net	1,692,173	1,484,945
Notes receivable, net of credit loss reserve: 2023—$463; 2022—$589	45,949	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,757,462	1,562,668
Other assets:		
Cash and cash equivalents	7,026	10,379
Debt issue costs related to revolving line of credit	1,925	2,321
Interest receivable	50,593	46,000
Straight-line rent receivable	20,815	21,847
Lease incentives	1,360	1,789
Prepaid expenses and other assets	19,061	11,099
Total assets	$ 1,858,242	$ 1,656,103
LIABILITIES		
Revolving line of credit	$ 326,350	$ 130,000
Term loans, net of debt issue costs: 2023—$417; 2022—$489	99,583	99,511
Senior unsecured notes, net of debt issue costs: 2023—$1,364; 2022—$1,477	527,456	538,343
Accrued interest	3,870	5,234
Accrued expenses and other liabilities	41,368	32,708
Total liabilities	998,627	805,796
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023—41,409; 2022—41,262	413	412
Capital in excess of par value	935,427	931,124
Cumulative net income	1,583,968	1,544,660
Accumulated other comprehensive income	8,568	8,719
Cumulative distributions	(1,703,710)	(1,656,548)
Total LTC Properties, Inc. stockholders' equity	824,666	828,367
Non-controlling interests	34,949	21,940
Total equity	859,615	850,307
Total liabilities and equity	$ 1,858,242	$ 1,656,103

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets.*

2Q 2023 SUPPLEMENTAL REPORT

FINANCIAL | 23

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2023	2022	2023	2022
GAAP net income available to common stockholders	$ 6,028	$ 54,065	$ 39,015	$ 68,388
Add: Impairment loss	12,076	—	12,510	—
Add: Depreciation and amortization	9,376	9,379	18,586	18,817
Less: Gain on sale of real estate, net	(302)	(38,094)	(15,675)	(38,196)
NAREIT FFO attributable to common stockholders	$ 27,178	$ 25,350	$ 54,436	$ 49,009
NAREIT Diluted FFO attributable to common stockholders per share	$0.66	$0.64	$1.32	$1.24
NAREIT FFO attributable to common stockholders	$ 27,178	$ 25,350	$ 54,436	$ 49,009
Add: Non-recurring items	—	(859) (4)	262 (1)	(436) (6)
FFO attributable to common stockholders, excluding non-recurring items	$ 27,178	$ 24,491	$ 54,698	$ 48,573
NAREIT FFO attributable to common stockholders	$ 27,178	$ 25,350	$ 54,436	$ 49,009
Non-cash income:				
Add: Straight-line rental adjustment	423	293	888	527
Add: Amortization of lease incentives	230	206	439	602 (7)
Less: Effective interest income	(2,220)	(1,387)	(3,828)	(2,789)
Net non-cash income	(1,567)	(888)	(2,501)	(1,660)
Non-cash expense:				
Add: Non-cash compensation charges	2,137	2,012	4,225	3,937
Add: Provision for credit losses	187	305	1,918 (2)	659
Net non-cash expense	2,324	2,317	6,143	4,596
Funds available for distribution (FAD)	27,935	26,779	58,078	51,945
Less: Non-recurring income	—	(1,181) (5)	(1,570) (3)	(1,181) (5)
Funds available for distribution (FAD), excluding non-recurring items	$ 27,935	$ 25,598	$ 56,508	$ 50,764

(1) Represents the net of (2) and (3) below.
(2) Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.
(3) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.
(4) Represents (5) below partially offset by the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter ($322).
(5) Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).
(6) Represents (5) from above partially offset by the provision for credit losses related to the origination of two mortgage loans during the second quarter of 2022 and a $25,000 mezzanine loan during the first quarter of 2022 ($572) and (7) below.
(7) Includes a lease incentive balance write-off of $173 related to a closed property and lease termination.

2Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED JUNE 30,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 27,178	$ 25,350	$ 27,935	$ 26,779
Non-recurring one-time items	—	(859) (2)	—	(1,181) (4)
FFO/FAD attributable to common stockholders excluding non-recurring items	27,178	24,491	27,935	25,598
Effect of dilutive securities:				
Participating securities	146	—	146	—
Diluted FFO/FAD excluding non-recurring items	$ 27,324	$ 24,491	$ 28,081	$ 25,598
Shares for basic FFO/FAD per share	41,145	39,492	41,145	39,492
Effect of dilutive securities:				
Performance-based stock units	87	173	87	173
Participating securities	257	—	257	—
Shares for diluted FFO/FAD per share	41,489	39,665	41,489	39,665

	FFO		FAD	
FOR THE SIX MONTHS ENDED JUNE 30,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 54,436	$ 49,009	$ 58,078	$ 51,945
Non-recurring one-time items	262 (1)	(436) (3)	(1,570) (5)	(1,181) (4)
FFO/FAD attributable to common stockholders excluding non-recurring items	54,698	48,573	56,508	50,764
Effect of dilutive securities:				
Participating securities	293	—	293	—
Diluted FFO/FAD	$ 54,991	$ 48,573	$ 56,801	$ 50,764
Shares for basic FFO/FAD per share	41,113	39,347	41,113	39,347
Effect of dilutive securities:				
Performance based stock units	87	173	87	173
Participating securities	254	—	254	—
Shares for diluted FFO/FAD per share	41,454	39,520	41,454	39,520

(1) Represents $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations offset by (5) below.

(2) Represents (4) below partially offset by the provision for credit losses related to the origination of two mortgage loans during 2Q22 ($322).

(3) Represents (4) below partially offset by the provision for credit losses related to the origination of two mortgage loans during 2Q22 and a $25,000 mezzanine loan during 1Q22 ($572) and a lease incentive balance write-off of $173 related to a closed property and termination.

(4) Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).

(5) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.

2Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 25

2Q 2023 SUPPLEMENTAL REPORT 26 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) ACCOMPLISHMENTS TO DATE ESG I The Board committed to an ESG Initiative Appointed Cornelia Cheng as new Board member Board established an ESG committee to oversee practices and performance Created and published an Environmental Sustainability Commitment and Human Capital Management and Labor Rights Guidelines Enhanced our disclosures to highlight ESG initiatives Began aligning with the Sustainability Accounting Standards Board (SASB) reporting framework and adopted select United Nations Sustainable Development Goals (SDGs) in guiding us to provide shareholders with relevant information on our environmental impact Published Inaugural ESG Report 2020 2021 2022 ESG JOURNEY 2023 Visit our website to learn more about our ESG initiatives. www.LTCreit.com/ESG

2Q 2023 SUPPLEMENTAL REPORT ESG I 27 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) 2023 2023 ESG Agenda ENVIRONMENT • Measure and report on energy and water usage, and waste management at LTC across select operator portfolios • Continue to build out our use of ClimateCheck®, which provides detailed climate risk data for individual properties and portfolios, assessing exposure to extreme weather events • Enhance SASB reporting and initiate Task Force on Climate-Related Financial Disclosures (TCFD) reporting • Collect, analyze, and report environmental data for select properties in our portfolio SOCIAL • Continue to conduct annual employee survey • Enhance employee engagement programs GOVERNANCE • Update disclosures annually • Enhance stakeholder communication via proxy, website, and investor presentation

2Q 2023 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of June 2023 for investments as of June 30, 2023. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of June 2023 for investments as of June 30, 2023. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of June 2023 for investments as of June 30, 2023. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivable: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 28 GLOSSARY

2Q 2023 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Rental Income: Straight-line rental income and amortization of lease inducement. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property and mortgage loan receivables. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement and rental income from properties sold during the trailing twelve months. Financing receivables revenues include cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenues include cash interest income and effective interest from mortgage loans and construction loans during the trailing twelve months. Notes receivable revenues include cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 29 GLOSSARY